Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Amendment No. 1 on Form S-1, of our report dated June 23, 2020, relating to the balance sheet of Burgundy Technology Acquisition Corporation as of June 12, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 4, 2020 (inception) through June 12, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 12, 2020